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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

June 8, 2007

To:	Elan Development, Inc.

As independent registered certified public accountants, we hereby consent to use in this Registration Statement on Form SB2, of our report, dated June 8, 2007, relating to the consolidated financial statements of Elan Development, Inc. and to the reference to our Firm under the caption “Named Experts and Counsel” appearing in the Prospectus.

JEWETT, SCHWARTZ, & ASSOCIATES

/s/Jewett, Schwartz, Wolfe & Associates

addressStreet2514 HOLLYWOOD BOULEVARD, SUITE 508 • CityplaceHOLLYWOOD, StateFLORIDA PostalCode33020 • TELEPHONE phonephonenumber$6922$$$lstrans(954) phonephonenumber$6922$$$lstrans922-5885 FAX • (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE stocktickerSEC